Exhibit 99.1

Global Net Lease Fourth Quarter 2024 Investor Presentation Pictured – McLaren Campus in Woking, U.K.

1 FORWARD LOOKING STATEMENTS This presentation contains statements that are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing, ability to consummate and consideration related to our anticipated acquisitions and dispositions (including the proposed sale of the Multi-Tenant Portfolio), the intent, belief or current expectations of us, our operating partnership and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the proposed sale of the Multi-Tenant Portfolio) by us is subject to market conditions and capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements are set forth under “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the U.S Securities and Exchange Commission (“SEC”) as such risks, uncertainties and other important factors may be updated from time to time in our subsequent reports. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

2 This presentation also includes estimated projections of future operating results. These projections are not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. All such statements, including but not limited to estimates of value accretion, synergies, run-rate or annualized figures and results of future operations after making adjustments to give effect to assumed future operations reflect assumptions as to certain business decisions and events that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized, or that the projections described in this presentation will be realized at all. This presentation also contains estimates and information concerning our industry and tenants, including market position, market size and growth rates of the markets in which we operate, that are based on industry publications and other third-party reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” sections of the Company’s Annual Report on Form 10-K, and all of its other filings with the SEC, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology of assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. Non-GAAP Financial Measures This presentation includes various performance indicators and non-GAAP financial measures that we use to help us evaluate our ability to incur and service debt, financial condition and results of operations. NOI and Adjusted EBITDA and pro forma presentations of the foregoing are financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Reconciliations of such non-GAAP measures to their nearest comparable GAAP measures can be found, with respect to the quarterly information regarding 4Q23, 1Q24, 2Q24 and 3Q24 in the Company’s supplemental information for the quarter ended September 30, 2024, furnished as exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on November 6, 2024, accessible at: https://www.sec.gov/ix?doc=/Archives/edgar/data/1526113/000152611324000026/gnl-20241106.htm which is incorporated by reference herein. Any non-GAAP financial measures used in this presentation are in addition to, and not meant to be considered superior to, or a substitute for, the Company’s financial statements prepared in accordance with GAAP. Additional information with respect to the Company is contained in its filings with the SEC and is available at the SEC's website, www.sec.gov, and on the Company’s website, https://www.globalnetlease.com/ PROJECTIONS

Strategic Sale of Multi-Tenant Portfolio Section I 3

4 ANTICIPATED STRATEGIC BENEFITS OF THE TRANSACTION We believe the sale of the Multi-Tenant Portfolio will be a transformative strategic transaction for GNL, providing a broad range of benefits with a clear focus on long-term value Transforms GNL into a Pure-Play Net Lease REIT Simplifies Operations and Enhances Portfolio Metrics Significantly Reduces Leverage and Improves Liquidity Position Reflects Value Embedded within GNL Positions GNL for Long-Term Growth 1 2 3 4 5

TRANSACTION OVERVIEW

Key Deal Terms	▪ $1.78 billion sale of GNL's multi-tenant retail portfolio (the "Multi-Tenant Portfolio") to RCG Ventures Holdings (the "Purchaser") ▪ 100% cash consideration after Purchaser's assumption of pre-existing mortgage debt ▪ Subject to post-closing adjustments related to the execution of pending leases within 180-days after the initial anticipated closing of March 21, 2025 ▪ $25 million non-refundable deposit ▪ Purchaser to assume all existing secured debt on the Multi-Tenant Portfolio ($470 million)
Anticipated G&A + Capex Reduction	▪ ~$6.5 million in annual G&A savings ▪ ~$34 million reduction in annual capital expenditures, tenant improvements and leasing commissions associated with the Multi-Tenant Portfolio
Financial Impact	▪ ~$1.3 billion of net proceeds will primarily be used to repay the outstanding balance of Revolving Credit Facility ▪ Reduces leverage (Net Debt / Adj. EBITDA) from 8.0x in 3Q24 to a range of 6.5x – 7.1x in 2025 ▪ Increases liquidity and financial flexibility, reducing total debt from $5 billion as of 3Q24 to $3 billion ▪ Provides GNL with several strategic options to address any near-term debt maturities
Expected Closing	▪ Anticipated closing for 59 unencumbered properties: End of 1Q25 ▪ Anticipated closing for 41 properties subject to loan assumptions: End of 2Q25 ▪ Closing subject to customary closing conditions

5

THE MULTI-TENANT PORTFOLIO (UNDER-CONTRACT)

GNL GLOBAL NET LEASE

The Multi-Tenant Portfolio represented an attractive portfolio but was no longer aligned with the Company's core strategy

Key Facts(1)

100
Properties

14.7M
Rentable Sq. Ft.

91.6%
Leased

$12.49
ABR PSF(3)

5.3 years
WALT

Portfolio Composition(2)



Anchored Center 17%
Grocery Anchored 22%
Power Center 61%

27%
Of Total GNL SLR

Geographic Footprint



NV
NM
TX
KS
OK
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
MD
MA
RI

28
States

Top 5 Tenants(2)

PetSmart
4.9%
of SLR

Dick's Sporting Goods
4.5%
of SLR

Kohl's
3.8%
of SLR

Best Buy
3.2%
of SLR

Michaels
3.1%
of SLR

Note: Portfolio metrics as of September 30, 2024.

1. *Metrics are pro-forma of the three Multi-Tenant properties sold in 4Q24.*
2. *As a percentage of total annualized Straight-Line Rent of the Multi-Tenant portfolio. Calculated as of September 30, 2024, using annualized rent ("SLR") converted from local currency into USD as of September 30, 2024 for the in-place lease on the property on a straight-line basis, includes tenant concessions such as free rent, as applicable. For purposes of this presentation "annualized" figures represent the applicable quarterly figure multiplied by four.*
3. *Annual Base Rent per square foot.*

6

Industrial & Distribution 45% Single-Tenant Retail 30% Single-Tenant Office 25% Industrial & Distribution 33% Multi-Tenant Retail 27% Single-Tenant Retail 22% Single-Tenant Office 18% Total Portfolio Annualized SLR(2) by Segment Existing Asset Diversification(1) New Asset Diversification Total Portfolio Annualized SLR(2) by Segment Hybrid 74% Single-Tenant Pure-Play Net Lease 100% Single-Tenant TRANSFORMS GNL INTO A PURE-PLAY NET LEASE REIT 1. As of September 30, 2024. 2. As a percentage of total annualized Straight-Line Rent of the Multi-Tenant portfolio. Refer to SLR definition included on slide 5. (Under Contract) 1 GNL becomes a pure-play net lease REIT with a large, diversified, and global portfolio of single-tenant properties 7

United States 80% United Kingdom 11% Europe 9% Canada 0.4% United States 72% United Kingdom 14% Europe 13% Canada 1% Total Portfolio Annualized SLR(2) by Region Existing Geographic Diversification(1) Pro-Forma Geographic Diversification Total Portfolio Annualized SLR(2) by Region … AND ENHANCES ITS GLOBAL EXPOSURE 1. As of September 30, 2024. 2. Calculated as Q3 2024 annualized Straight-Line Rent. Refer to SLR definition included on slide 5. GNL becomes a more geographically diversified REIT with a global portfolio of single-tenant properties 1 80% | 20% US Exposure | Europe Exposure 72% | 28% US Exposure | Europe Exposure 8

2

SIMPLIFIES OPERATIONS AND ENHANCES PORTFOLIO METRICS

GNL GLOBAL NET LEASE

We believe the transaction would improve key portfolio metrics and simplify business operations.
We believe the new portfolio would have a higher NOI margin and significantly lower capex

	GNL Existing	GNL New	Positive Impact on Operating Metrics	
% Leased[1]	96%	98%	+200bps	*Operations and Risk Profile Improvement*
Q3'24 Annualized NOI Margin[2]	83%	90%	+700 Bps	*Higher SS NOI Margin*
% IG Rated Tenants[3][4]	61%	66%	+500 Bps	*Enhanced Credit Profile of Tenant Base*
Rent Escalations[4]	80%	89%	+900 Bps	*Higher Embedded Rent Growth*
WALT[4]	6.3 Years	6.4 Years	+0.1 Years	*Risk Profile Improvement*
Annual Capex[5]	$44M	$10M	($34M)	*Reduced Capex / Higher Cash Flows*

1. *Metric calculated based on square feet as of September 30, 2024.*
2. *Calculated as Q3 2024 annualized Net Operating Income, divided by Q3 2024 annualized Revenue. NOI is a non-GAAP financial measure. Please see "Non-GAAP Financial Measures" on slide 2 for information on where the definition thereof and a reconciliation to the most comparable GAAP measure can be found.*
3. *Based on Investment Grade definition provided in company filings.*
4. *Metric based on annualized SLR as of September 30, 2024.*
5. *Based on annual Capex spend as of September 30, 2024.*

9

$5.3B $5.2B $5.0B $4.8B $3.1B 8.4x 8.4x 8.1x 8.0x 6.8x 4Q23 1Q24 2Q24 3Q24 GNL Post-Transaction $136M $175M $220M $253M $1B+ 4Q23 1Q24 2Q24 3Q24 GNL Post-Transaction SIGNIFICANTLY REDUCES LEVERAGE AND IMPROVES LIQUIDITY POSITION 1. Refers to Net Debt / Adjusted EBITDA. Net Debt represents total debt outstanding, less cash and cash equivalents and excludes the effect of discounts and deferred financing costs, net. Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” on slide 2 for information on where the definition thereof and a reconciliation to the most comparable GAAP measure can be found. 2. Post-Transaction assumes the midpoint of 2025 guidance range of 6.5x to 7.1x. 3. Liquidity includes availability under the Revolving Credit Facility and Cash and Cash Equivalents. 3 Net Debt and Leverage(1)(2) Liquidity(3) We believe the transaction would reduce leverage for GNL by a range of 0.9x to 1.5x and significantly improve our liquidity position Transaction Reduces Net Debt / Adj. EBITDA by 1.2x Transaction Increases Liquidity by $1B+ 10

O ADC NNN EPRT FCPT GTY NTST WPC BNL LXP OLP FVR PINE PKST GOOD ONL 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x Price / 2025E AFFO Net Debt / Q3’24 Annualized Adj. EBITDA (Inverted) Industrial Focused Net Lease Peers Retail Focused Net Lease Peers(1) (2) Other Net Lease Peers(3) Potential to bridge valuation gap REFLECTS VALUE EMBEDDED WITHIN GNL Source: FactSet as of February 7, 2025. 1. Retail Focused Peers include ADC, EPRT, FCPT, GTY, NNN, NTST and O. 2. Industrial Focused Peers include BNL, LXP and WPC. 3. Other Net Lease Peers include FVR, GOOD, OLP, ONL, PINE and PKST. ILPT has been excluded as an outlier. 4 With the successful execution of its disposition strategy, we believe GNL is well-positioned as an attractive investment opportunity within the net lease REIT space 11

12 POSITIONS GNL FOR LONG-TERM GROWTH 1. Assumes all net proceeds from the Multi-Tenant Portfolio sale are used to pay down the Revolving Credit Facility. 2. Pro-forma of $267M in proceeds from dispositions during 4Q24, announced on January 8, 2025. 3. Liquidity includes availability under the Revolving Credit Facility and Cash and Cash Equivalents. Enhanced Liquidity Strategic Priorities 5 Boosted Free Cash Flow Improved Capital Structure $1.5B+ Capacity Under Revolving Credit Facility(1)(2) $1B+ Total Liquidity(3) Opportunistic Share Repurchase Program (Up to $300M) Flexibility with respect to refinancing upcoming debt maturities Explore and fund attractive acquisition opportunities Objective to pursue an investment grade rating in the near-to-medium term

$6.1B Real Estate Gross Asset Value (“RE GAV”)(1) Focused on Single-Tenant Net Lease Properties in the US and Europe 1,021 Properties 98% Leased 46M Rentable Square Feet $1B+ Liquidity(2) 6.5x – 7.1x Net Debt / Q4’25E Adj. EBITDA Internally-Managed and Fully-Integrated THE NEW GNL – SIZABLE PLATFORM / DIVERSIFIED PORTFOLIO / PURE-PLAY STRATEGY 1. Real Estate Gross Asset Value is defined as Real Estate Value at cost inclusive of intangible real estate assets. Metric is pro-forma of the strategic sale of the Multi-Tenant Portfolio and assumes Q3 2024 actuals reduced by the sale price of $1.78B. 2. Liquidity includes availability under the Revolving Credit Facility and Cash and Cash Equivalents. We believe the “New GNL” would be an internally-managed REIT with a sizable platform, a best-in-class portfolio, lower leverage and higher financial flexibility 13

14 $67.4B $17.8B $10.9B $9.3B $6.1B $5.7B $5.4B $5.4B $4.6B $3.4B $2.5B $2.2B $2.1B $1.6B $1.5B $0.9B $0.8B $0.6B O WPC NNN ADC GNL Post-Transaction⁽²⁾ EPRT BNL ILPT⁽³⁾ LXP FCPT PKST GTY NTST ONL GOOD OLP FVR PINE THE NEW GNL – OPTIMAL SIZE $5 - $10 Billion RE GAV(1) $10+ Billion RE GAV(1) $1 - $5 Billion RE GAV(1) < $1 Billion RE GAV(1) Note: As of February 7, 2025. 1. Real Estate Gross Asset Value is defined as Real Estate Value at cost inclusive of intangible real estate assets. 2. Metric is pro-forma of the strategic sale of the Multi-Tenant Portfolio and assumes Q3 2024 actuals reduced by the sale price of $1.78B. 3. ILPT does not disclose amortization of the acquired intangible real estate leases. We believe GNL would have a sizable platform and the ability to “move the needle” through future acquisitions

THE NEW GNL – SUPERIOR OPERATIONS

GNL GLOBAL NET LEASE

Owning and managing single-tenant net lease assets is in our DNA

GNL Single-Tenant Portfolio vs. Peers

Q3'24 Annualized NOI[3] Margin


86%
90%
Single-Tenant Net Lease Peer Average[1]
GNL Single-Tenant Portfolio

% Leased


97%
98%
Single-Tenant Net Lease Peer Average[1]
GNL Single-Tenant Portfolio

GNL Multi-Tenant Portfolio vs. Shopping Center REIT Peers

Q3'24 Annualized NOI[3] Margin


68%
71%
GNL Multi-Tenant Portfolio
Shopping Center Peer Average[2]

% Leased


92%
95%
GNL Multi-Tenant Portfolio
Shopping Center Peer Average[2]

Note: GNL data as of September 30, 2024.
Source: SNL as of February 7, 2025.

1. *Single-Tenant Net Lease Peers include ADC, BNL, EPRT, FCPT, FVR, GOOD, GTY, ILPT, LXP, NNN, NTST, O, OLP, ONL, PINE, PKST and WPC.*
2. *Shopping Center Peers include AKR, BRX, FRT, IVT, KIM, KRG, PECO, REG, SITC and UE.*
3. *Calculated as Q3 2024 annualized Net Operating Income, divided by Q3 2024 annualized Revenue. See Appendix for definition of Q3'24 Annualized NOI Margin and reconciliation to the most comparable GAAP measures.*

15

16 $67.5M $64.7M $60.8M $50.4M $43.9M 4Q23 1Q24 2Q24 3Q24 GNL Post-Transaction THE NEW GNL – RATIONALIZED G&A Annualized Quarterly G&A $6.5M

17 Well-positioned to fund future growth and drive shareholder value High quality tenant base with 66% investment-grade rated tenants Objective to pursue an investment-grade credit rating in the near to medium-term THE NEW GNL – INVESTMENT HIGHLIGHTS Geographically diversified portfolio with presence in the U.S. and Western Europe Fully-integrated, internally-managed platform with proven investment and operating capabilities Focused on conservative leverage, flexible balance sheet and strong liquidity profile Pure-play net lease REIT with best-in-class portfolio of single-tenant assets

Q4’24 Financial Results & Portfolio Overview Section II 18

19 De-risked Balance Sheet by Proactively Managing Near-Term Debt Maturities GNL has proactively managed the 2025 debt maturity, reducing the outstanding balance by approximately $250 million since original issuance; the multi-tenant portfolio sale would enable GNL to pay down the outstanding balance on its Revolving Credit Facility, improving GNL’s liquidity position 2024 GNL ACCOMPLISHMENTS In 2024, GNL successfully executed a strategic disposition initiative, meaningfully reduced leverage, increased portfolio occupancy, and proactively managed its balance sheet Robust Leasing Activity Leading to Increased Occupancy Demonstrated strong asset management capabilities through robust leasing activity, achieving 6.8% renewal spreads and increasing occupancy to 97% from 93% as of the end of Q1’24 Reduced Net Debt by $734 million in 2024 GNL’s disposition strategy resulted in a $734 million reduction in net debt in 2024, lowering Net Debt to Adjusted EBITDA to 7.6x; GNL’s multi-tenant portfolio sale would accelerate its deleveraging plan, further reducing outstanding debt significantly Achieved $85 Million in Merger Synergies, Exceeding Initial Projection GNL recognized $85 million in cost synergies, surpassing the anticipated $75 million projected at the close of the Merger and Internalization; accomplishment underscores the effectiveness of GNL’s integration efforts and highlights the Company’s strong execution capabilities Successfully Executed Disposition Plan, Surpassing High-End of Guidance Closed dispositions in 2024 totaled $835 million at a cash cap rate of 7.1% with a weighted average lease term of 4.9 years; despite the significant volume of dispositions, including selling $63 million in annual base rent, we remained within our original AFFO per share guidance range

20 2025 guidance is now introduced below, contingent on the sale of the multi-tenant portfolio 2025 INITIAL FINANCIAL GUIDANCE Financial Metric FY 2025 AFFO per Share Range $0.90 to $0.96 (1) Net Debt / Adjusted EBITDA Range 6.5x to 7.1x (1)(2) The initial guidance reflects GNL’s expectations that the proposed multi-tenant portfolio sale will close as scheduled − Anticipated closing for the unencumbered multi-tenant portfolio properties: End of Q1’25 − Anticipated closing for encumbered multi-tenant portfolio properties: End of Q2’25 − Including 2024 dispositions, the multi-tenant portfolio sale, and the current 2025 pipeline, GNL expects to complete nearly $3 billion in dispositions as part of its previously announced initiative by the end of 2025 Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $300 million of its outstanding common stock from time to time, in a way intended to maximize shareholder value − GNL's $3 billion in asset dispositions—including closed transactions in 2024, the 2025 pipeline, and the multi-tenant portfolio sale—has accelerated deleveraging efforts, creating flexibility for opportunistic repurchases In connection with the multi-tenant portfolio sale, the Board of Directors plans to reset the Company’s quarterly dividend per share to $0.190 from $0.275, starting in April 2025 − This dividend reduction is expected to generate $78 million in incremental cash flow 1. We do not provide guidance on net income. We only provide guidance on AFFO per share and our Net Debt to Adjusted EBITDA ratio and do not provide reconciliations of this forward-looking non-GAAP guidance to net income per share or our debt to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance. Examples of such items include impairment of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions and other non-recurring expenses. 2. Adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended December 31, 2025 multiplied by four. Annualized figures based on assumed future operations that reflect assumptions as to certain business decisions and events that are subject to change. There can be no assurance that these annualized figures will prove to be accurate.

FOURTH QUARTER 2024 FINANCIAL HIGHLIGHTS

GNL GLOBAL NET LEASE

GNL's total dispositions for 2024 exceeded the high-end of its revised guidance range, reaching $835 million. The Company also remained within its stated 2024 AFFO per share guidance and achieved its Net Debt to Adjusted EBITDA target range of 7.4x to 7.8x, ending the year at 7.6x

Debt Capitalization ($mm)	**Q4'24**
Total Secured Debt	**$2,324**
3.75% Senior Notes	$500
4.50% Senior Notes	$500
Revolving Credit Facility	$1,390
Total Unsecured Debt	**$2,390**
Total Debt	**$4,714**
Interest Coverage Ratio[1]	2.5x
Weighted Average Interest Rate Cost[2]	**4.8%**

Earnings Summary ($mm)	**Q4'24**
Net Loss Attributable to Common Stockholders	$(17.5)
NOI[6]	$163.5
Cash NOI[6]	**$161.2**
Core Funds from Operations (Core FFO)[6]	$68.5
Adjusted Funds from Operations (AFFO)[6]	$78.3
Core Funds from Operations (Core FFO)[6] per Share	**$0.30**
Adjusted Funds from Operations (AFFO)[6] per Share	**$0.34**
Weighted Average Diluted Shares Outstanding	230.6

Key Capitalization Metrics ($mm)	**Q4'24**
Net Debt[3][4]	$4,554
Gross Asset Value[5]	$8,120
Net Debt[3][4] / Adjusted EBITDA[6]	7.6x
Net Debt[3][4] / Gross Asset Value[5]	56.1%
Fixed Rate Debt	91%
Liquidity	$492

$835 Million of Closed Dispositions in 2024, Above Revised Guidance Range


$400
$600
$650
$800
$835
Initial Guidance (Low End)
Initial Guidance (High End)
Revised Guidance (Low End)
Revised Guidance (High End)
Actual 2024 Dispositions

1. *The interest coverage ratio is calculated by dividing actual adjusted EBITDA for Q4 2024 by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net).*
2. *The weighted average interest rate cost is based on the outstanding principal of the debt.*
3. *Represents total debt outstanding of $4.7 billion, less cash and cash equivalents of $160 million.*
4. *Excludes the effect of discounts and deferred financing costs, net.*
5. *Gross asset value is defined as total assets plus accumulated depreciation and amortization as of December 31, 2024.*
6. *See Appendix for definitions of Core FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI reconciliation to the most comparable GAAP measures.*

21

EFFICIENT BALANCE SHEET STRATEGY & EXECUTION

GNL
GLOBAL NET LEASE

Proactive Balance Sheet Management

- GNL continues to strengthen its balance sheet, reducing outstanding net debt by $734 million since Q4'23 and improving Net Debt to Adjusted EBITDA from 8.4x in Q4'23 to 7.6x in Q4'24
- Continue to take proactive steps to manage the 2025 debt maturity, reducing the original issuance of $715 million to $465 million by the end of Q4'24, through the 2024 disposition initiative
  - As a result of the potential multi-tenant portfolio sale, GNL would have several strategic options to address the remaining balance, including refinancing through the Revolving Credit Facility, an ABS transaction, or an unsecured bond offering
- Current liquidity $492 million and $460 million of capacity on the Revolving Credit Facility
  - The potential multi-tenant portfolio sale would allow GNL to pay down its Revolving Credit Facility, leaving it largely undrawn and increasing financial flexibility

Decreased Net Debt by $734 million since Q4'23



$5,288
$5,246
$5,005
$4,843
$4,554
Q4'23 Net Debt Balance
Q1'24 Net Debt Balance
Q2'24 Net Debt Balance
Q3'24 Net Debt Balance
Q4'24 Net Debt Balance



8.4x
8.4x
8.1x
8.0x
7.6x
Q4'23 Net Debt / Adj. EBITDA
Q1'24 Net Debt / Adj. EBITDA
Q2'24 Net Debt / Adj. EBITDA
Q3'24 Net Debt / Adj. EBITDA
Q4'24 Net Debt / Adj. EBITDA

Debt Maturity Schedule ($mm)(1)(2)

% of Total Debt Outstanding

2025	2026	2027	2028	2029	Thereafter
9.9%	*2.2%*	*43.6%*	*21.8%*	*14.0%*	*8.5%*

Weighted Average Debt Maturity: 3.0 years

GNL expects to use the net proceeds from the proposed multi-tenant portfolio sale to repay most of the outstanding balance on its Revolving Credit Facility, leaving it largely undrawn and providing greater financial flexibility



$465
$106
$500
$1,390
$163
$500
$530
$660
$400
2025
2026
2027
2028
2029
Thereafter
Mortgage Debt
Revolving Credit Facility
Senior Notes

1. Excludes the effect of discounts and deferred financing costs, net. Current balances as of December 31, 2024 are shown in the year the debt matures.
2. Assumes GNL exercises its two 6-month extension options on its Revolving Credit Facility.

22

SUCCESSFULLY EXECUTING DISPOSITION PLAN & USING NET PROCEEDS TO REDUCE LEVERAGE

GNL GLOBAL NET LEASE

Disposition Name	Closing Date	# of Properties	Disposition Price (in mm)	Cash Cap Rate[1]	Wtd. Avg. Lease Term Remaining[2]
Closed (as of 12/31/24):					
Truist Properties (ST Retail)	Closed: Q1’24-Q3’24	21	$51.5	–	–
Shippensburg Marketplace (MT Retail)	Closed: Q2’24	1	$6.6	–	–
Decatur Commons (MT Retail)	Closed: Q2’24	1	$15.6	–	–
Americold (Industrial / Distribution)	Closed: Q2’24	9	$170.0	–	–
Springfield Commons[3] (MT Retail)	Closed: Q2’24	1	$16.5	–	–
Shops at Abilene (MT Retail)	Closed: Q3’24	1	$21.3	–	–
HEB Plus Center (MT Retail)	Closed: Q3’24	1	$26.0	–	–
East West Commons (MT Retail)	Closed: Q3’24	1	$29.6	–	–
Johnson Controls (Office)	Closed: Q3’24	1	$4.4	–	–
Imperial Gas & Convenience (ST Retail)	Closed: Q3’24	1	$1.7	–	–
The Plant Shopping Center (MT Retail)	Closed: Q3’24	1	$95.0	–	–
Epredia (Office)	Closed: Q3’24	1	$13.8	–	–
Kedrion Plasma (Office)	Closed: Q3’24-Q4’24	3	$12.3	–	–
Pizza Hut (ST Retail)	Closed: Q4’24	35	$34.4	–	–
Sterling Slidell (MT Retail)[3]	Closed: Q4’24	2	$2.7	–	–
Fresenius (ST Retail)	Closed: Q4’24	34	$98.3	–	–
Poplar Springs (MT Retail)	Closed: Q4’24	1	$11.5	–	–
Home Depot (ST Retail)	Closed: Q4’24	1	$72.8	–	–
Mister Car Wash (ST Retail)	Closed: Q4’24	5	$24.3	–	–
Total Occupied Assets	**Closed**	**121**	**$709.4**	**7.1%**	**4.9 Years**
Total Vacant Assets[4]	**Closed**	**57**	**$126.0**	**–**	**–**
Total 2024 Closed Dispositions		**178**	**$835.4**	**7.1%**	**4.9 Years**

Note: Closed dispositors as of December 31, 2024.

1. *Calculated as NOI divided by disposition price.*
2. *Weighted average remaining lease term in years is based on square feet as of date of sale.*
3. *Represents a partial sale of the property.*
4. *Includes the sale of the 366,000 square foot former Foster Wheeler Office building that sold for over $27 million as the tenant’s lease expired in mid-August, having collected 100% of the rent under the term of the lease.*

23

SUCCESSFULLY EXECUTING DISPOSITION PLAN & USING NET PROCEEDS TO REDUCE LEVERAGE (CONT'D)

GNL GLOBAL NET LEASE

Disposition Name	Expected Closing	# of Properties	Disposition Price (in mm)	Cash Cap Rate[(1)]	Wtd. Avg. Lease Term Remaining[(2)]
Closed (as of 2/25/25):					
Pizza Hut (ST Retail)	Closed: Q1'25	11	$14.4	–	–
Total Occupied Assets	**Closed: Q1'25**	**11**	**$14.4**	**7.5%**	**14.0 Years**
Total Vacant Assets	Closed: Q1'25	2	$4.7	–	–
Total Closed		**13**	**$19.2**	**7.5%**	**14.0 Years**
Signed PSA:					
Non-Refundable Deposit	Q1'25	2	$1.5	12.8%	4.4 Years
Multi-Tenant Portfolio Sale	Q1'25 – Q2'25	100	$1,780.1	8.4%[(3)]	5.4 Years
In Due-Diligence	Q2'25	91	$101.0	9.7%	13.6 Years
Total Occupied Assets	**Q1'25 – Q3'25**	**193**	**$1,882.6**	**8.5%**	**5.6 Years**
Non-Refundable Deposit	Q1'25 – Q2'25	23	$80.0	–	–
In Due-Diligence	Q1'25 – Q3'25	16	$78.3	–	–
Total Vacant Assets	**Q1'25 – Q3'25**	**39**	**$158.3**	–	–
Total Signed PSA		**232**	**$2,040.9**	**8.5%**	**5.6 Years**
Executed LOI:					
Occupied Assets	Q2'25	2	$12.7	10.2%	3.7 Years
Vacant Assets	Q2'25	1	$2.4	–	–
Total Executed LOI		**3**	**$15.1**	**6.9%**	**3.7 Years**
Total 2025 Dispositions To Date		**248**	**$2,075.1**	**8.5%**	**5.6 Years**

Note: Data as of February 25, 2025. There can be no assurances that the transaction under Signed PSA or LOI will be consummated on the above terms, if at all.

1. *Calculated as NOI divided by disposition price.*
2. *Weighted average remaining lease term in years is based on square feet as as of date of sale.*
3. *Cash cap rate is calculated using the trailing twelve months of Cash NOI as of September 30, 2024.*

24

25 Portfolio Overview Q4’24 Properties 1,121 Square Feet (millions) 60.7 % Leased 97% Weighted Average Remaining Lease Term (“WALT”) 6.2 years (1) % of SLR Derived from United States & Canada vs. Europe 80% | 20% Industries 90 Tenants 705 % of SLR derived from Investment Grade Tenants (“IG Rated”)(2)(3) 61% Top 10 Tenant Concentration 21% % of Leases with Contractual Rent Increases(4) 81% Average Annual Rental Increase(3) 1.3% Metrics as of December 31, 2024. 1. Weighted average remaining lease term in years is based on square feet as of December 31, 2024. 2. As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant or a guarantor. Multi-tenant portfolio includes credit ratings for tenants who occupy 10,000 square feet or more. Based on annualized SLR and as of December 31, 2024, GNL’s portfolio was 31.4% actual investment grade rated and 29.1% implied investment grade rated. 3. Calculated as of December 31, 2024, using annualized straight-line rent converted from local currency into USD as of December 31, 2024 for the in-place lease on the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable. 4. The percentage of leases with rent increases is based on straight line rent as of December 31, 2024. Refer to SLR definition included in the footnotes on slide 26. Contractual cash base rent increases average 1.3% per year and include fixed percent or actual increases, or country CPI-indexed increases, which may include certain floors or caps on rental increases. As of December 31, 2024, and based on straight-line rent, approximately 61.1% are fixed-rate increases, 14.8% are based on the Consumer Price Index, 4.6% are based on other measures and 19.5% do not contain any escalation provisions. PORTFOLIO SNAPSHOT

WELL POSITIONED PORTFOLIO WITH STRONG KEY METRICS

	GNL GLOBAL NET LEASE Total Portfolio		Industrial & Distribution	+	Multi-Tenant Retail	+	Single-Tenant Retail	+	Single-Tenant Office	GNL GLOBAL NET LEASE Pro-Forma
Number of Properties	1,121		206		101		748		66	1,021
Square Feet (millions)	60.7		31.9		14.8		7.3		6.7	46.0
SLR[1] ($ millions)	$657		$221 (34%)		$182 (28%)		$136 (21%)		$118 (18%)	$475
% Leased[2]	97%		99%		91%		99%		97%	98%
WALT[3]	6.2 Years		6.6 Years		5.5 Years		7.4 Years		4.3 Years	6.4 Years
% IG Rated Tenants[3][4]	61%		63%		40%		59%		79%	66%
Rent Escalations[3]	81%		92%		58%		84%		90%	89%

GNL's competitive advantage of having a global presence and diversified portfolio provides flexibility to focus on attractive opportunities in multiple segments and markets that the Company believes will contribute long-term value to GNL shareholders

Note: Portfolio metrics as of December 31, 2024.

1. *Calculated as of December 31, 2024, using annualized rent ("SLR") converted from local currency into USD as of December 31, 2024 for the in-place lease on the property on a straight-line basis, includes tenant concessions such as free rent, as applicable.*
2. *Metric calculated based on square feet as of December 31, 2024.*
3. *Metric based on annualized SLR as of December 31, 2024.*
4. *Refer to Investment Grade definition included in the footnotes on slide 25.*

26

27 1. Metric based on annualized SLR as of December 31, 2024. Refer to SLR definition included in the footnotes on slide 26. 2. McLaren’s credit rating is currently under review after the announcement that CYVN Holdings, owned by the Government of Abu Dhabi has entered into a non-binding agreement to acquire 100% of McLaren’s automotive business from Mumtalakat. 3. Based on annualized SLR. Ratings information as of February 5, 2024. Refer to Investment Grade Rating definition included in the footnotes on slide 25. Top ten tenants represent 21% of SLR with no single tenant accounting for more than 3.5% Tenant Credit Rating Country Property Type % of SLR(1) Actual: Baa2 U.S. / Canada Industrial & Distribution 3.5% Implied: Baa1 U.S. Single-Tenant Retail 3.4% Actual: CCC+(2) U.K. Industrial & Distribution 2.9% Actual: Baa3 U.S. / Italy Industrial & Distribution 2.2% Actual: Aaa U.S. Single-Tenant Office 1.8% Implied: Baa1 U.S. Industrial / Distribution 1.5% Actual: Aa3 Netherlands Single-Tenant Office 1.5% Actual: Baa2 U.S. Single-Tenant Retail 1.5% Actual: Baa2 U.S. Industrial & Distribution 1.4% Actual: A3 U.S. Single-Tenant Retail 1.4% Top 10 Tenants 86.2% IG Rated(3) 21.1% Top Ten Tenants HIGH-QUALITY INVESTMENT-GRADE TENANTS

GEOGRAPHICALLY DIVERSIFIED WITH A GLOBAL PRESENCE

GNL GLOBAL NET LEASE

Geographic Presence


PACIFIC NORTHWEST
NEW BRUNSWICK
NB
NORTHEAST
WA
OR
ID
MT
WY
ND
SD
NE
KS
MN
WI
IA
MO
IL
IN
MI
OH
PA
NY
ME
VT
NH
MA
RI
CT
NJ
DE
MD
DC
MID-ATLANTIC
WV
VA
KY
NC
TN
SC
GA
AL
MS
FL
SOUTH EAST
CA
NV
UT
CO
AZ
NM
PACIFIC SOUTHWEST
OK
AR
LA
TX
SOUTHWEST
AK


FIN
UK
CI
NETH
LUX
GER
FR
ITL

United States / Canada

Midwest – 22.6% of SLR	Pacific Southwest – 3.9% of SLR
Southeast – 21.9% of SLR	Northeast – 6.5% of SLR
Mid-Atlantic – 13.4% of SLR	Pacific Northwest – 0.5% of SLR
Southwest – 11.2% of SLR	New Brunswick, Canada – 0.4% of SLR

US / Canada Total – 80.5% of SLR

Europe

United Kingdom – 10.4% of SLR	Channel Islands – 0.9% of SLR
Netherlands – 2.5% of SLR	Luxembourg – 0.8% of SLR
Finland – 2.0% of SLR	Italy – 0.3% of SLR
Germany – 1.5% of SLR	
France – 1.1% of SLR	

Europe Total – 19.5% of SLR

Note: Portfolio metrics as of December 31, 2024.

28

29 7.1% 6.6% 9.1% 15.2% 14.2% 47.8% 2025 2026 2027 2028 2029 2030 + Lease Maturity Schedule by Property Type (% of Total SF) ATTRACTIVE LEASE MATURITY SCHEDULE Unique investment mix of stable, long-term, single-tenant net-leased and strategically located suburban shopping centers results in a favorable lease maturity schedule and a Weighted Average Remaining Lease Term of 6.2 years(1) Note: Data as of December 31, 2024. 1. Weighted average remaining lease term in years is based on square feet as of December 31, 2024. 1.1% 2.6% 2.3% 3.6% 3.5% 10.1% Multi-Tenant Retail 1.3% 0.7% 1.1% 1.4% 1.0% 6.6% Single-Tenant Retail 1.8% 1.7% 1.1% 1.3% 1.7% 3.5% Single-Tenant Office 2.9% 1.6% 4.5% 8.9% 8.0% 27.7% Industrial & Distribution 6.2 Years Weighted Average Lease Term(1) Multi-Tenant Retail Single-Tenant Retail Single-Tenant Office Industrial & Distribution

CONTINUED LEASING MOMENTUM DRIVEN BY STRONG ASSET MANAGEMENT CAPABILITIES

GNL
GLOBAL NET LEASE

Leasing momentum continued in Q4 2024 with 72 lease renewals and new leases, representing nearly 1.2 million square feet and over $16 million of straight-line rent

Q4 2024[1] Leasing and Renewal Activity

	Single-Tenant Portfolio	Multi-Tenant Retail Portfolio	Total Portfolio
New Leases + Renewals Completed	14	58	72
Q4 2024 Renewal Leasing Spread[2]	6.5%	7.1%	6.8%
Straight-Line Rent on New Leases + Renewals	$7.3 million	$9.2 million	$16.5 million
Square Feet on New Leases + Renewals	560,220	595,007	1,155,227
Weighted Average Lease Term on New Leases | Renewals	NA Years | 8.0 Years	9.7 Years | 4.6 Years	9.7 Years | 6.5 Years

Successful Asset Management Capabilities

GNL continued to successfully demonstrate its asset management capabilities in Q4 2024 with an average annual rental increase of 1.3% across the portfolio and an attractive renewal leasing spread of 6.8% across the entire portfolio

Notable Recent Tenant Activity

Executed over 57,000 square feet of renewals with Ross in Q4'24

Executed a 58,000 square feet renewal with Best Buy in Q4'24

Executed a 10-year lease renewal with NCR for their 132,00 square foot office space in Scotland

1. *Leasing activity from 10/1/2024 through 12/31/2024.*
2. *Single-tenant is calculated using Straight-Line Rent. Multi-tenant is calculated using Annual Base Rent.*

30

31 Financial Services, 7% Auto Manufacturing, 6% Discount Retail, 6% Specialty Retail, 5% Healthcare, 5% Gas/Convenience, 4% Freight, 4% Consumer Goods, 3% Apparel Retail, 3% Other, 57% Industrial & Distribution 33% Multi-Tenant Retail 28% Single-Tenant Retail 21% Single-Tenant Office 18% Grocery Anchored 22% Power Center 61% Anchored Center 17% Single-Tenant Office 25% Industrial / Distribution 46% Retail 29% $181.8 million $657.0 million Total Portfolio Annualized SLR by Segment Industry Exposure(1) Credit Rating Asset Diversification (1)(2) Note: Portfolio metrics as of December 31, 2024. 1. Metric based on annualized SLR as of December 31, 2024. Refer to SLR definition included in the footnotes on slide 26. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 25. 3. “All Other” represents the aggregate of all industries with less than three percent exposure. DIVERSIFIED AND STABLE TENANT BASE Single-Tenant Portfolio Multi-Tenant Retail Portfolio $474.7 million Single-Tenant 72% (2) (3) Investment Grade 61% Non-Investment Grade 33% Not Rated 6%

32 United States 74% Europe 9% United Kingdom 16% Canada 1% Tenant Credit Rating Country % of SLR Actual: Baa2 U.S. / Canada 3.5% Actual: CCC+ U.K. 2.9% Actual: Baa2 U.S. / Italy 2.2% Implied: Baa1 U.S. 1.5% Actual: Baa2 U.S. 1.4% Top 5 Tenants 74.8% IG Rated(2)(3) 11.5% Segment Highlights Lease Maturity Schedule (% of Total SF) Geographic Breakdown (% of Total SLR) Top Five Tenants 34% Total Portfolio(1) 206 Properties 31.9M Square Feet 20% CPI Increases(1) 99% Leased 6.6 Years WALT 63% IG Tenants(1) 92% Rent Escalators(1) 1.6% Average Annual Rental Increase(1) Note: Portfolio metrics as of December 31, 2024. 1. Based on annualized SLR. Refer to SLR definition included in footnotes on slide 26. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 25. 3. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. INDUSTRIAL & DISTRIBUTION OVERVIEW 6.6 Years Weighted Average Lease Term 2.9% 1.6% 4.5% 8.9% 8.0% 27.7% 2025 2026 2027 2028 2029 2030 +

MULTI-TENANT RETAIL OVERVIEW

GNL GLOBAL NET LEASE

Segment Highlights

28% Total Portfolio(1)	**101** Properties	**14.8M** Square Feet
$182M SLR	**92.5%** Leased + Pipeline	**5.5 Years** WALT
40% IG Tenants(1)	**7.1%** Leasing Spread(2)	**55%** Sunbelt(1)

Lease Maturity Schedule (% of Total SF)

5.5 Years Weighted Average Lease Term

Anchor Tenants: 5.7 Years

In-Line Tenants: 4.2 Years



1.1%
2.6%
2.3%
3.6%
3.5%
10.1%
2025
2026
2027
2028
2029
2030 +

Leasing Pipeline (000's)

Multi-Tenant Leasing Is Expected To Increase Occupancy to 92.5%



Q4'24 Occupancy
Q4'24 Executed Occupancy
Q4'24 Leasing Pipeline
90.3%
91.3%
92.5%
219 SF
92 SF
13,493 SF
Q3'24 Occupancy
Q4'24 Occupancy
Q4'24 + Executed Occupancy & Leasing Pipeline

Top Five Tenants

Tenant	Credit Rating	Country	% of SLR
PetSmart	Actual: B1	U.S.	1.4%
Dick's Sporting Goods	Actual: Baa2	U.S.	1.2%
Kohl's	Actual: Ba3	U.S.	1.1%
Best Buy	Actual: A3	U.S.	0.9%
Michaels	Actual: B3	U.S.	0.9%
Top 5 Tenants	**38.2% IG Rated(3)(4)**		**5.5%**

Note: Portfolio metrics as of December 31, 2024. Leasing Pipeline data as of February 15, 2025. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured.

1. *Based on annualized SLR. Refer to SLR definition included in footnotes on slide 26.*
2. *Calculated using Annual Base Rent.*
3. *Refer to Investment Grade Rating definition included in the footnotes on slide 25.*
4. *Calculated by adding the Investment Grade tenants' percentage of SLR and dividing by the total SLR amount.*

33

34 1.3% 0.7% 1.1% 1.4% 1.0% 6.6% 2025 2026 2027 2028 2029 2030 + United States 88% Europe 4% United Kingdom 8% SINGLE-TENANT RETAIL OVERVIEW Tenant Credit Rating Country % of SLR Implied: Baa1 U.S. 3.4% Actual: Baa2 U.S. 1.5% Actual: A3 U.S. 1.4% Actual: Baa3 U.S. 1.2% Actual: Ba3 U.K. 1.0% Top 5 Tenants 90.2% IG Rated(2)(3) 8.5% Segment Highlights Lease Maturity Schedule (% of Total SF) Geographic Breakdown (% of Total SLR) Top Five Tenants 21% Total Portfolio(1) 748 Properties 7.3M Square Feet $136M SLR 99% Leased 7.4 Years WALT 59% IG Tenants(1) 84% Rent Escalators(1) 1.7% Average Annual Rental Increase(1) Note: Portfolio metrics as of December 31, 2024. 1. Based on annualized SLR. Refer to SLR definition included in footnotes on slide 26. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 25. 3. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. 7.4 Years Weighted Average Lease Term

35 1.8% 1.7% 1.1% 1.3% 1.7% 3.5% 2025 2026 2027 2028 2029 2030 + SINGLE-TENANT OFFICE OVERVIEW Tenant Credit Rating Country % of SLR Actual: Aaa U.S. 1.8% Actual: Aa3 Netherlands 1.5% Implied: A Luxembourg 0.8% Actual: Ba2 U.S. 0.8% Implied: Baa2 U.S. 0.7% Top 5 Tenants 85.7% IG Rated(3)(4) 5.6% Segment Highlights Lease Maturity Schedule (% of Total SF) 18% Total Portfolio(1) 66 Properties 6.7M Square Feet $118M SLR 97% Leased 79% IG Tenants(1) 1.6% Average Annual Rental Increase(1) 90% Rent Escalators(1) 62% Mission Critical(2) Geographic Breakdown (% of Total SLR) Top Five Tenants Note: Portfolio metrics as of December 31 2024. 1. Based on annualized SLR. Refer to SLR definition included in footnotes on slide 26. 2. Mission critical includes HQ, Lab, and R&D facilities and is calculated based on square feet. 3. Refer to Investment Grade Rating definition included in the footnotes on slide 25. 4. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. 4.3 Years Weighted Average Lease Term United States 53% Europe 29% United Kingdom 18%

LEADERSHIP OVERVIEW

GNL
GLOBAL NET LEASE

Management



Michael Weil, *Chief Executive Officer & President*

- Previously served as CEO of The Necessity Retail REIT
- Member of the Board of Directors of Global Net Lease, Inc. since 2012
- Served as President of the Board of Directors of the Real Estate Investment Securities Association



Chris Masterson, *Chief Financial Officer*

- Previously served as Chief Accounting Officer of GNL
- Past experience includes accounting positions with Goldman Sachs and KPMG



Jesse Galloway, *Executive Vice President & General Counsel*

- Joined GNL in September 2023
- 25 years of legal experience representing large real estate companies and financial institutions, including 10 years as General Counsel and 15 years in private practice



Jason Slear, *Executive Vice President*

- Responsible for sourcing, negotiating, and closing GNL's real estate acquisitions and dispositions
- Oversaw the acquisition of over $3.5 billion of real estate assets and the lease-up of over 10 million square feet during professional career



Ori Kravel, *Chief Operating Officer*

- Responsible for corporate development and business strategy
- Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions

Board of Directors

Independent Directors



Sue Perrotty, *Non-Executive Chairperson of the Board of Directors*

- Previously served as President and Chief Executive Officer of AFM Financial Services and Tower Health



Therese Antone, *Independent Director*

- Currently serves as the Chancellor of Salve Regina University since her appointment in 2009



Lisa Kabnick, *Independent Director*

- Retired Partner at Troutman Pepper Hamilton Sanders LLP, and previously served as a member of the board of directors of The Necessity Retail REIT



Rob Kauffman, *Independent Director*

- Co-founder of Fortress Investment Group and previously worked as a Managing Director at UBS, a Principal at BlackRock Financial and at Lehman Brothers



Leslie Michelson, *Independent Director*

- Currently serves as lead independent director of Franklin BSP Franklin Lending Corporation, and previously served as a member of the board of directors of The Necessity Retail REIT



Michael J.U. Monahan, *Independent Director*

- Currently serves as a CBRE Vice Chair and previously served as a Senior Director at Jones Lang Wootton and a Vice President at Cushman & Wakefield



Stanley Perla, *Independent Director*

- Previously served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc, and previously served as a member of the board of directors of The Necessity Retail REIT



Edward Rendell, *Independent Director*

- Previously served as the 45th Governor of the Commonwealth of Pennsylvania and as the Mayor of Philadelphia, and previously served as a member of the board of directors of The Necessity Retail REIT

Inside Directors



Michael Weil, *Director*

- Refer to "Management" section for Michael Weil's biography

36

37 APPENDIX: FINANCIAL DEFINITIONS Non-GAAP Financial Measures This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Caution on Use of Non-GAAP Measures FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs. We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group. Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations Funds From Operations Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP. We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.

38 The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Core Funds From Operations In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Adjusted Funds From Operations In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. APPENDIX: FINANCIAL DEFINITIONS

39 Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Adjusted Funds From Operations (cont’d) In calculating AFFO, we also exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications and merger related expenses) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Mergers, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest. We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. APPENDIX: FINANCIAL DEFINITIONS

40 NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other noncash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as calculated in accordance with GAAP as an indication of our performance or to cash flows as a measure of our liquidity. Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income (loss) as calculated in accordance with GAAP as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI. Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP. APPENDIX: FINANCIAL DEFINITIONS

41 NON – GAAP RECONCILIATIONS 1. These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization. 2. Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts. Three Months Ended (Amounts in thousands) 31-Dec-24 Net loss $(6,522) Depreciation and amortization 83,020 Interest expense 77,234 Income tax expense 962 EBITDA 154,694 Impairment charges 20,098 Equity-based compensation 2,309 Merger, transaction and other costs 1,792 (1) Gain on dispositions of real estate investments (21,326) Gain on derivative instruments (6,853) Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness (1,917) Loss on extinguishment and modification of debt 2,412 Other income (1,476) Transition costs related to the Merger and Internalization 527 (2) Adjusted EBITDA 150,260 General and administrative 13,763 Transition costs related to the Merger and Internalization (527) (2) NOI 163,496 Amortization of above- and below- market leases and ground lease intangibles and right-of-use assets, net 1,572 Straight-line rent (3,896) Cash NOI $161,172 Cash Paid for Interest: Interest Expense $77,234 Non-cash portion of interest expense (2,510) Amortization of discounts on mortgages and senior notes (15,017) Total Cash Paid for Interest $59,707

42 Three Months Ended (Amounts in thousands) 31-Dec-24 Net loss attributable to common stockholders (in accordance with GAAP) $(17,458) Impairment charges 20,098 Depreciation and amortization 83,020 Gain on dispositions of real estate investments (21,326) FFO (as defined by NAREIT) attributable to stockholders 64,334 Merger, transaction and other costs 1,792 (1) Loss on extinguishment and modification of debt 2,412 Core FFO attributable to stockholders 65,538 Non-cash equity-based compensation 2,309 Non-cash portion of interest expense 2,510 Amortization related to above- and below- market lease intangibles and right-of-use assets, net 1,572 Straight-line rent (3,896) Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness (1,917) Eliminate unrealized gains on foreign currency transactions (6,289) (2) Amortization of discounts on mortgages and senior notes 15,017 Transition costs related to the Merger and Internalization 527 (3) Forfeited disposition deposit (74) (4) Adjusted funds from operations (AFFO) attributable to common stockholders $78,297 Weighted-average shares outstanding – Basic and Diluted 230,596 Net loss per share attributable to common stockholders $(0.08) FFO per share $0.28 Core FFO per share $0.30 AFFO per share $0.34 Dividends declared $63,484 NON – GAAP RECONCILIATIONS 1. These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization. 2. For AFFO purposes, we add back unrealized(gains) losses. For the three months ended December 31, 2024, the gains on derivative instruments was $6.9 million, which consisted of unrealized gains of $6.3 million and realized gains of $0.6 million. 3. Amount includes costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount. 4. Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income part of our normal operating performance, and have, accordingly, decreased AFFO for this amount.